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                                                                       EXHIBIT 5

Nobel Learning Communities, Inc.
Rose Tree Corporate Center II
1400 N. Providence Road, Suite 3055
Media, PA 19063

Gentlemen:

     I have acted as counsel to Nobel Learning Communities, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to an aggregate of 340,000 shares of Common Stock of the Company, par value $.001 per share (the "Shares"), issuable pursuant to the exercise of options granted under the Company's 2000 Stock Option Plan for Consultants (the "Plan") and the stock option agreements of the Company with each of A. J. Clegg, John R. Frock and Daryl A. Dixon, as referenced in the Registration Statement (collectively, the "Stock Option Agreements").

     In this capacity, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plan, the Stock Option Agreements and such other documents and corporate records as I have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing and consideration of such questions of law as I have deemed relevant, I am of the opinion that the Shares issued by the Company upon the exercise of stock options properly granted under the Plan and the exercise of stock options granted under the Stock Option Agreement, and payment therefor in accordance with the terms of the Plan or the Stock Option Agreements, as the case may be, will be validly issued, fully paid and nonassessable by the Company.

     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

     I consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,


                                             Barry S. Swirsky
                                             General Counsel